FIRST AMENDMENT TO CONVERSION AGREEMENT

This First Amendment of Agreement, made as of the 25th day of May, 2005 (the “First Amendment Date”), between and among NATHANIEL ENERGY CORPORATION, a Delaware corporation with its principal offices located at 8001 S. Interport Boulevard, Englewood, CO 80112 (the “Company”) and RICHARD STRAIN (“Strain”), having an address at 15 Loockerman Avenue, Poughkeepsie, NY 12601.

WHEREAS, the Company and Strain (together, the “Parties”) are parties to that certain Conversion Agreement dated October 3, 2003 concerning the conversion of an aggregate debt of Ten Million Dollars ($10,000,000.00) into Fifty Million (50,000,000) shares of common stock (the “Agreement”); and

WHEREAS, the Parties desire to amend the terms of the Agreement to incorporate certain agreements among them that have been made since the execution of the Agreement;

NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties as follows:

1.  All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

2.  Paragraph 2 shall be deleted and replaced with the following:

2. Issuance of Shares. The Shares issued and issuable hereunder shall be issued as follows: THIRTY MILLION (30,000,000) SHARES to NEC Energy, LLC, a New York limited liability company which is a designee and an affiliate of Strain (the “Strain Designee”) and TWENTY MILLION (20,000,000) SHARES to Strain. The parties acknowledge that THIRTY MILLION (30,000,000) SHARES were issued to the Strain Designee prior to the First Amendment Date.

3.  All references to the Strain Designee in paragraphs 3, 4 and 5 are hereby amended to read “Strain or the Strain Designee”.

4.  Miscellaneous. This First Amendment, together with the Agreement (together, the “Amended Agreement”), constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Except as herein amended by this First Amendment, the Agreement shall remain unchanged and in full force and effect. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ Richard Strain
RICHARD STRAIN
Social Security No. ________________

NATHANIEL ENERGY CORPORATION

By: /s/ George Cretecos
Name: George Cretecos
Title: Chief Operating Officer